Pacific Funds Series Trust NSAR 03-31-16
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-16-581967 filed on May 6, 2016, and incorporated by reference herein:


Amendment to Advisory Fee Waiver Agreement - Pacific funds Limited Duration High Income

Amended and Restated Subadvisory Agreement - Morgan Stanley Investment Management, Inc.

Amendment No. 4 to Fund Management Agreement - UBS Asset Management (Americas), Inc.